                                                                  Exhibit No. 11

CANYON RESOURCES CORPORATION
Calculation of Primary and Fully-Diluted Earnings per Share
- - ---------------------------------------------------------------

                                                            Three Months Ended            Six Months Ended

                                                                  June 30,                     June 30,

                                                            1995           1994          1995           1994
                                                          --------       --------      --------       --------
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Operations

Adjustment to net loss per statements
  of operations to amount used in primary
  loss per share computation:

  Net loss                                                $(1,351,100)    $(683,800)   $(1,999,000)     $(921,000)

  Add interest on convertible
  debentures, net of tax effect                               (B)           (B)            (B)            (B)
                                                          -----------    ----------    -----------     ----------

  Net loss, as adjusted                                   $(1,351,100)    $(683,800)   $(1,999,000)     $(921,000)
                                                          ===========    ==========    ===========     ==========


Adjustment to weighted average shares
  outstanding to amount used in primary
  earnings (loss) per share computation:

  Weighted average shares outstanding                      25,650,500    25,477,700     25,604,600     25,443,700

  Additional shares issuable from
      assumed exercise of options and
      warrants (Note A)                                       (B)           (B)            (B)            (B)

  Add shares issuable from assumed
      exercise of convertible debentures                      (B)           (B)            (B)            (B)
                                                          -----------    ----------    -----------     ----------
  Primary average shares outstanding,
      as adjusted                                          25,650,500    25,477,700     25,604,600     25,443,700
                                                          ===========    ==========    ===========     ==========

  Primary loss per share                                       $(0.05)       $(0.03)        $(0.08)        $(0.04)
                                                          ===========    ==========    ===========     ==========

A. This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

B.    Effect is antidilutive, so amounts are not included in the earnings
      (loss) per share calculation.


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

                                                                  Exhibit No. 11

CANYON RESOURCES CORPORATION
Calculation of Primary and Fully-Diluted Earnings per Share
- - ---------------------------------------------------------------

                                                             Three Months Ended            Six Months Ended

                                                                  June 30,                     June 30,

                                                            1995           1994           1995           1994
                                                          --------       --------       --------       --------
FULLY-DILUTED EARNINGS PER SHARE:

Computation for Statement of Operations

Adjustment to net loss per statements
  of operations to amount used in fully
  diluted loss per share computation:

  Net loss                                                $(1,351,100)    $(683,800)   $(1,999,000)     $(921,000)

  Add interest on convertible
  debentures, net of tax effect                               (B)            (B)           (B)            (B)
                                                          -----------    ----------    -----------      ---------

  Net loss, as adjusted                                   $(1,351,100)    $(683,800)   $(1,999,000)     $(921,000)
                                                          ===========    ==========    ===========      =========

Adjustment to weighted average shares
  outstanding to amount used in fully
  diluted loss per share computation:

  Weighted average shares outstanding                      25,650,500    25,477,700     25,604,600     25,443,700

  Additional shares issuable from
      assumed exercise of options
      and warrants (Note A)                                   (B)            (B)           (B)            (B)

  Add shares issuable from assumed
      exercise of convertible debentures                      (B)            (B)           (B)            (B)
                                                          -----------    ----------    -----------      ---------

  Fully-diluted average shares
      outstanding, as adjusted                             25,650,500    25,477,700     25,604,600     25,443,700
                                                          -----------    ----------    -----------      ---------

  Fully-diluted loss per share                                 $(0.05)       $(0.03)        $(0.08)        $(0.04)
                                                          ===========    ==========    ===========      =========

A. This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

B.    Effect is antidilutive, so amounts are not included in the earnings
      (loss) per share calculation.


                                       2